Exhibit 5.1

November 8, 2022

NaturalShrimp Incorporated

5501 LBJ Freeway, Suite 450

Dallas, Texas 75240

Re:	NaturalShrimp Incorporated Offering of Shares
Registration Statement on Form S-3 (No. 333-253953)

Ladies and Gentlemen:

We have acted as counsel for NaturalShrimp Incorporated, a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of up to an aggregate of 64,000,00 shares of the Company’s common stock, $0.0001 par value per share (collectively, the “Shares”), pursuant to a Purchase Agreement dated November 4, 2022 (the “Purchase Agreement”) entered into by and between the Company and GHS Investments LLC. The Shares have been offered for sale pursuant to a final prospectus supplement dated November 4, 2022 and filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) pursuant to Rule 424(b) under the Securities Act on November 4, 2022 (the “Prospectus Supplement”), and to the base prospectus (such base prospectus, as amended and supplemented by the Prospectus Supplement, the “Prospectus”) that form a part of the Company’s registration statement on Form S-3 (No. 333-253953), initially filed by the Company with the Commission on March 5, 2021, and declared effective by the Commission on March 22, 2021 (the “Registration Statement”).

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement, or the Prospectus.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Articles of Incorporation of the Company, as amended, (b) the Bylaws of the Company, as amended (the “Bylaws”), (c) the Registration Statement and all exhibits thereto, (d) the unanimous written consent of the Board of Directors approving the filing of the Registration Statement and other related matters; (e) the Purchase Agreement; and (f) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

NaturalShrimp Incorporated

November 8, 2022

In rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures; (iii) the authenticity of all documents submitted as originals; (iv) the conformity to authentic originals of all documents submitted to as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; (vi) the obligations of parties other than the Company to the Purchase Agreement being valid, binding and enforceable; (vii) the legal capacity of all natural persons; and (viii) that all Shares will be issued and sold in in the manner specified in the Registration Statement and Prospectus. In making our examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of all parties thereto other than the Company.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company and the purchasers contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company or the purchasers, including the Registration Statement and Purchase Agreement.

The foregoing opinions are limited to the laws of the State of Nevada. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). No opinion is expressed herein with respect to the qualification of the Shares under the securities or ‘blue sky’ laws of any state or any foreign jurisdiction. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. We have made such examination of Nevada law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision. We express no opinion as to the enforceability of the Purchase Agreement.

Our opinion is based on the laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been authorized by all necessary corporate action of the Company and, when issued and sold in accordance with the Purchase Agreement and in the manner contemplated by the Registration Statement and the Prospectus, against payment of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,